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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


                                FORM 8-K
                             CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



                    Date of Report :  April 21, 1995



                           TELOS CORPORATION
             (Exact name of registrant as specified in  charter)

                         (Former Name: C3, INC.)


    Maryland                    1-8443                    52-0880974
    (State of                 (Commission              (I.R.S. Employer
    incorporation)            File Number)             Identification No.)




    	        460 Herndon Parkway, Herndon, Virginia	  22070-5201
             (Address of principle executive offices) (Zip Code)




              Registrant's telephone number, including area code
                             (703) 471-6000



                              Page 1 of 3

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Item 5. 	Other Events.



On March 13, 1995, the Company's shareholders approved an amendment to the Company's Charter to change the Company's name from C3, Inc. to Telos Corporation. This article of amendment for a name change was received and approved for record on April 14, 1995 by the State of Maryland Department of Assessments and Taxation. All future filings of the Company with the Securities and Exchange Commission will be under the name Telos Corporation.





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                               SIGNATURES




Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed and on its behalf by the undersigned hereunto duly authorized.









                            TELOS CORPORATION






Date:  April 21, 1995          By: /s/  Gerald Calhoun
                                   ------------------------
                                   Gerald Calhoun
                                   Secretary